UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 19, 2015

SUGAR CREEK FINANCIAL CORP.
(Exact Name of Registrant as Specified in Charter)

Maryland	000-55170	38-3920636
(State or Other Jurisdiction) of Incorporation or Organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

28 West Broadway, Trenton, Illinois	62293
(Address of Principal Executive Offices)	(Zip Code)

(618) 224-9228
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective October 19, 2015, Daniel S. Reilly retired from the Boards of Directors of Sugar Creek Financial Corp. (the “Company”) and its wholly-owned subsidiary, Tempo Bank (the “Bank’).  His retirement is unrelated to a disagreement with the Company or the Bank on any matter relating to their respective operations, policies or practices.

Effective October 19, 2015, the Company’s Board of Directors elected Henry C. Siekmann, CPA (age 68) as a Director of the Company and the Bank’s Board of Directors elected him as a Director of the Bank.  He has been named to serve on the Audit Committee of the Boards of Directors and will serve as Committee Chairman.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SUGAR CREEK FINANCIAL CORP.

Date: October 19, 2015	By: /s/ Robert J. Stroh, Jr.
Robert J. Stroh, Jr.
Chairman, Chief Executive Officer and Chief Financial Officer